HONEYWELL                                                             MEMORANDUM

Date:       April 28, 2005

To:         Charles Korbell

From:       Tom Weidenkopf

Subject:    Employment Separation Agreement and Release

This Employment Separation Agreement and Release ("Agreement and Release")
confirms our mutual understanding regarding your rights and benefits under the terms of your employment agreement with Clarke American Checks Inc. dated
September 19, 1995 (the "Employment Agreement") and the terms of the Final Pay
Policy (the "Policy") incident to your termination of employment with Honeywell
International Inc., Security Printing, Inc., Clarke American Checks, Inc., and
their predecessor companies, affiliates, parent companies, subsidiaries and business units, past and present (collectively, the "Company"). By signing this
Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement or promise, whether written or oral, express or implied, or any Company sponsored severance plan or program, including, but not limited to, the
Employment Agreement and the Policy.

DATE OF TERMINATION

You have previously been informed of your termination of employment from the
Company. Accordingly, your last day of work ("Last Day of Active Employment")
will be April 28, 2005.

VACATION PAY

Unused current year accrued vacation pay shall be paid out as a lump sum as soon as practicable after your Last Day of Active Employment.

SEVERANCE PAY

You shall receive an amount equal to twelve (12) months of your base salary
("Base Severance Pay") following your Last Day of Active Employment. Your Base
Severance Pay shall be paid over a twenty-four (24) month period as follows:

      (i)   your Base Severance Pay shall generally be payable bi-monthly (or bi-weekly, at the Company's sole discretion) over the twenty-four (24) month period following your Last Day of Active Employment (the "Salary Continuation
Period");

      (ii)  notwithstanding (i) above, the first six (6) months of your Base
Severance Pay shall be paid in a lump sum on November 1, 2005.

                                     Page 1

Your Salary Continuation Period shall extend from April 29, 2005 through April
28, 2007.

In addition to the Base Severance Pay, you shall receive an amount equal to two
(2) times your average incentive bonus attributable to 2003 and 2004, payable in a lump sum as soon as practicable following the execution of this Agreement and
Release and the expiration of the seven (7) day revocation period described in this Agreement and Release ("Lump Sum Severance Pay").

The Base Severance Pay and Lump Sum Severance Pay are hereinafter collectively referred to as "Severance Pay."

The Company reserves the right in its sole discretion to continue your Severance
Pay and/or certain benefits while you review this Agreement and Release, provided that this Severance Pay and benefits continuation shall in no event be construed as a waiver by the Company of the provision in the Final Pay Policy making benefits contingent on execution of a release of claims in favor of the
Company.

Provided that you have signed and returned this Agreement and Release in the form provided, in the event of your death after your Last Day of Active
Employment, payment of any remaining Severance Pay owing under this Agreement and Release will be made to your estate.

All vacation and Severance Pay benefits are subject to federal, state and other applicable taxes and withholdings.

EMPLOYEE BENEFITS AND ADDITIONAL BENEFITS

You will be entitled to continue to participate in the Company's health plan on the same basis as you were participating therein immediately prior to your Last
Day of Active Employment. You may continue such health plan participation for the duration of your Salary Continuation Period or until you become employed by an unrelated employer, if earlier. In satisfaction of its obligation under the foregoing paragraph with respect to health care continuation, the Company will amend its health plan to enable you to continue coverage thereunder for up to twenty-four (24) months after your Last Day of Active Employment. Consistent therewith, the Company shall, as soon as practicable, pay you a single sum amount of $14,343, which amount is intended to reimburse you for the estimated
Company share of health plan premiums for twenty-four (24) months. Any amounts not reimbursed hereunder for health care continuation shall be borne solely by you. Any continuation coverage provided hereunder shall be deemed to be coverage provided pursuant to COBRA, it being the intention of the parties that your
COBRA continuation period shall run concurrently with any continuation coverage provided under this Agreement and Release.

In full satisfaction of its obligation to provide any additional welfare plan coverage to you after your Last Day of Active Employment, the Company shall, as soon as practicable, pay you a single sum amount of $20,000, less applicable taxes.

                                     Page 2

The Company will reimburse you, up to a maximum of $25,000, for amounts you expend through December 31, 2005 for (i) executive outplacement assistance, or
(ii) legal fees incurred by you from April 28, 2005 to the date you execute this
Agreement and Release, provided such legal fees were incurred in proximate relation to your termination of employment with the Company.

Pursuant to the terms of your Employment Agreement, you shall be deemed to be two years older than your actual age for purposes of calculating the benefits payable to you under the Deferred Compensation Agreement dated March 22, 1990.

In addition, the Company shall assign to you the life insurance policy under your Deferred Compensation Arrangement. Consistent with your Employment
Agreement, the Company shall recoup 50% of the policy's cash value by deducting such amount from your Lump Sum Severance Pay.

You shall be entitled to benefits under your Supplemental Employee Retirement
Plan ("SERP") in accordance the terms and conditions of your SERP agreement dated effective January 1, 1998.

This description of certain employee benefits hereunder is not intended to supplant the applicable plan documents and summary plan descriptions. If you have specific questions regarding any employee benefit plan, please consult the applicable plan document and summary plan description. In the event of any conflict between this description and the actual employee benefit plan document, the employee benefit plan document shall control. The Company reserves the right, in its sole discretion, to amend, modify or terminate its employee benefit plans at any time and for any reason.

CONSIDERATION FOR THE RELEASE

The Severance Pay (the "Consideration") is something of value that will be available to you only in return for your signed Agreement and Release in the form provided to you. If you choose not to sign this Agreement and Release in the form provided to you, you will not be entitled to the Consideration.

CONTINGENCIES

In order to receive the Consideration under this Agreement and Release, you must return this signed Agreement and Release in the form provided to Tom Weidenkopf at 101 Columbia Road, Morristown, New Jersey 07962, no later than June 10, 2005.

In the event that before the end of your Salary Continuation Period you (i)
accept a position with the Company as an employee, or (ii) return to work at the
Company as a leased employee, consultant or independent contractor, all
Consideration under this Agreement and Release will terminate as of the date your employment with the Company resumes. In such event, all Consideration paid to you before you are reinstated or rehired shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of
Claims and

                                     Page 3

Confidentiality provisions of this Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, your acceptance of a position with another company will not affect your eligibility for the Consideration under this
Agreement and Release. However, the Company reserves the right to cancel your
Consideration in the event that you engage in activities determined to be significantly detrimental to the Company's interests, including, without limitation, (i) recruiting, hiring or soliciting Novar employees for employment or the performance of services with a competing company during your Salary
Continuation Period, (ii) breach of any obligations under any confidentiality agreement or intellectual property agreement, (iii) making knowingly false or misleading statements about the Company or its products, officers or employees to competitors, customers, potential customers or to current or former employees of the Company, (iv) commission of any fraud or misappropriation of property, proprietary information, intellectual property or trade secrets of Novar for personal gain or for the benefit of another party, (v) engaging in intentional misconduct substantially damaging to the property or business of Novar, including, but not limited to the non-compete covenants made in this Agreement and Release, (vi) holding yourself out as an active Novar employee, and (vii)
materially breaching any of the terms of this Agreement and Release. For purposes of this Agreement and Release, "Novar" shall be deemed to include all business units, whether incorporated or unincorporated, of the former Novar plc, including, but not limited to, the Novar corporate function, the aluminum extrusion business, the specialty printing business and the intelligent building systems business.

RELEASE OF CLAIMS BY YOU

In exchange for the Consideration, you do hereby waive and do hereby release, knowingly and willingly, Honeywell International Inc., Security Printing, Inc.,
Clarke American Checks Inc., their future parent corporations, their predecessor companies, their past, present and future parent companies, subsidiaries, affiliates, divisions, business units and all related companies, as well as their respective successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the "Honeywell Group"), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the Honeywell Group, known or unknown, including but not limited to any claims you may have under federal, state or local employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age
Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as
amended, the Americans with Disabilities Act, Executive Order 11246, the
Employee Retirement Income Security Act of 1974 ("ERISA"), the Family and
Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act,
the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment
Retraining and Notification Act, the Texas Employment Discrimination Law, the
Texas Constitution, Texas common law, and any and all other applicable state, county or local statutes, ordinances or regulations, including claims for attorneys' fees; provided, however, that this release does not apply to claims for benefits under Honeywell Group sponsored benefit plans covered under ERISA
(other than claims for severance and severance related benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and
Release, and does not apply to
                                     Page 4

claims arising out of any act or omission occurring after the date you sign this
Agreement and Release. All claims, including contingent claims, for incentive compensation awards under any Honeywell Group plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. Any rights to benefits (other than severance benefits)
under Honeywell Group sponsored benefit plans are governed exclusively by the written plan documents.

YOU ACKNOWLEDGE AND UNDERSTAND THAT YOU HAVE ACCEPTED THE CONSIDERATION
REFERENCED IN THIS AGREEMENT AND RELEASE IN FULL SATISFACTION OF ALL CLAIMS AND
OBLIGATIONS OF THE HONEYWELL GROUP TO YOU REGARDING ANY MATTER OR INCIDENT UP TO
THE DATE YOU EXECUTE THIS AGREEMENT AND RELEASE (EXCEPT TO THE EXTENT EXPRESSLY
EXCEPTED FROM THE TERMS OF THIS AGREEMENT AND RELEASE) AND YOU AFFIRMATIVELY
INTEND TO BE LEGALLY BOUND THEREBY.

YOU HEREBY AGREE AND ACKNOWLEDGE THAT YOU ARE NOT ENTITLED TO RECEIVE ANY
ADDITIONAL PAYMENTS OR BENEFITS FROM THE HONEYWELL GROUP RELATED TO YOUR
EMPLOYMENT OR TERMINATION OF EMPLOYMENT OTHER THAN AS EXPRESSLY PROVIDED HEREIN.

RELEASE OF CLAIMS BY THE COMPANY

Honeywell International Inc., Security Printing, Inc. and Clarke American
Checks, Inc., on behalf of themselves and their predecessor companies, affiliates, parent companies, subsidiaries and business units, past and present, do hereby settle, compromise, release and discharge all claims of any nature whatsoever they may have against you arising out of your employment and/or the termination of your employment with the Honeywell Group, whether known or unknown; provided, however, that this release does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release.

NONDISCLOSURE

You hereby agree to maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless the Company's law department expressly authorizes such disclosure. You further agree to notify the Company promptly of any requests to you for information related to any pending or potential legal claim or litigation involving the Company, to review any such request with a designated representative of the Company prior to disclosing any such information, and to permit a representative of the Company to be present during any communication of such information.

EXCESS PARACHUTE PAYMENTS

The Company hereby warrants that none of the payments called for under this
Agreement and Release shall constitute an "Excess Parachute Payment" under
Section 280G of the Internal Revenue Code of 1986, and any limitation on the payment of amounts following a change of control under Section 15(h) of your
Employment Agreement shall be null and void.

                                     Page 5

NON-COMPETITION AGREEMENT

In further exchange for the Consideration you receive under this Agreement and
Release, you agree that for the entirety of your Salary Continuation Period you will not, without the written consent of the Company, directly or indirectly, engage or be interested in (without any geographic restrictions or limitations), as owner, partner, manager, shareholder, member, employee, director, officer, agent, consultant, advisor or otherwise, directly or indirectly, with or without compensation, any Competing Business Activities or assist any Competing Business
Activities.

For purposes of this Agreement, "Competing Business Activities" shall mean any company that competes, either directly or indirectly, with Clarke American
Checks Inc. or any of its direct or indirect affiliates, parents or subsidiaries in the business of designing, printing, marketing, selling or distributing checks, check-related or payment-related products or services in the United
States, including, without limitation, the business of providing direct marketing and business process solutions to financial institutions.

In the event any of the foregoing covenants shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time, over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement paragraph shall not affect the other provisions hereof, which shall continue in full force and effect.

You agree that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this Non-Competition Agreement paragraph;
accordingly, the Company shall be entitled, in addition to its rights at law, to seek an injunction or other equitable relief without the need to post a bond.

The terms of this Non-Competition Agreement paragraph are to be read consistent with the terms of any other non-competition agreements that you have executed with the Company; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be construed as providing the broadest possible protections to the Company, even if such construction would require provisions of more than one such agreement to be given effect.

CONFIDENTIALITY

Subject to the covenants in Exhibit A, you agree not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Agreement and Release; provided, however, that you have the right to disclose the terms of this Agreement and Release to your spouse, your financial/tax advisor and your attorney and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena. You understand that your breach of this confidentiality provision, to the extent the
Company can

                                     Page 6

show monetary harm, shall excuse the Company from performing further under this
Agreement and Release up to the amount of such monetary harm, and the Company shall likewise be entitled to repayment of the Consideration provided hereunder to the extent of any such monetary harm suffered by the Company as a result of your breach of the Confidentiality provisions contained herein. You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to enforce this Agreement and Release. This Agreement and
Release does not constitute an admission of wrongdoing by either party.

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the
Company. In further exchange for the Consideration you receive under this
Agreement and Release, you agree to abide by the confidentiality and intellectual property covenants set forth in Exhibit A attached hereto with respect to knowledge acquired during your employment with the Company. You hereby agree that the covenants appearing at Exhibit A are a material part of this Agreement and Release.

COMPLIANCE WITH SARBANES-OXLEY ACT

Nothing in this Agreement and Release (or any exhibit or attachment thereto)
shall be construed to prohibit you from reporting any accounting, internal accounting control, or auditing matter to any federal regulatory agency, any federal law enforcement agency, or any Member of Congress or any committee or subcommittee of Congress. Nor shall this Agreement and Release (or any exhibit or attachment thereto) be construed to prohibit you from engaging in any activity protected by 18 U.S.C. Section 1514A.

NON-DISPARAGEMENT

You agree that you will not engage in any conduct that is injurious to the
Company's reputation and interest, including, but not limited to, publicly disparaging (or inducing others to publicly disparage) the Company. Nothing contained herein shall be construed as prohibiting you from providing truthful information regarding the Company to any government, regulatory or self-regulatory agency.

COVENANT NOT TO SUE

You hereby covenant and agree not to file, commence or initiate any suits, demands or causes of action against the Company based upon or relating to any of the claims released and forever discharged pursuant to Release of Claims By You paragraph of this Agreement and Release. If you breach this covenant not to sue, you hereby agree to pay all the reasonable costs and attorneys' fees actually incurred by the Company in defending against such claims, demands or causes of action, together with such further damages as may result, directly or indirectly, from such breach.

                                     Page 7

SEVERABILITY; ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; NO WAIVERS

Should any of the provisions of this Agreement and Release (other than the
Release of Claims By You provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release. In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. This Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This
Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.

CHOICE OF LAW

This Agreement and Release shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles of conflict of laws. The parties agree that any actions brought to enforce the terms of this Agreement and Release shall be brought in the United States
District Court for the Western District of Texas, San Antonio Division.

SECTION 409A COMPLIANCE

Notwithstanding anything contained herein to the contrary, the parties hereto shall cooperate to the extent necessary to comply with the provisions of Section
409A of the Internal Revenue Code of 1986, as amended.

ACKNOWLEDGMENTS AND CERTIFICATIONS

YOU ACKNOWLEDGE AND CERTIFY THAT YOU:

(A)   HAVE READ AND UNDERSTAND ALL OF THE TERMS OF THIS AGREEMENT AND RELEASE
      AND DO NOT RELY ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT
      SET FORTH IN THIS AGREEMENT AND RELEASE;

(B)   HAVE HAD A REASONABLE PERIOD OF TIME TO CONSIDER THIS AGREEMENT AND
      RELEASE;

(C)   ARE SIGNING THIS AGREEMENT AND RELEASE KNOWINGLY AND VOLUNTARILY;

(D)   HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS
      AGREEMENT AND RELEASE;

(E)   HAVE THE RIGHT TO CONSIDER THE TERMS OF THIS AGREEMENT AND RELEASE FOR 21
      DAYS AND IF YOU TAKE FEWER THAN 21 DAYS TO REVIEW THIS AGREEMENT AND
      RELEASE, YOU HEREBY WAIVE ANY AND ALL RIGHTS TO THE BALANCE OF THE 21 DAY
      REVIEW PERIOD; AND

                                     Page 8

(F)   HAVE THE RIGHT TO REVOKE THIS AGREEMENT AND RELEASE WITHIN 7 DAYS AFTER
      SIGNING IT, BY PROVIDING WRITTEN NOTICE OF REVOCATION TO ME. IF YOU REVOKE
      THIS AGREEMENT AND RELEASE DURING THIS 7-DAY PERIOD, IT BECOMES NULL AND
      VOID IN ITS ENTIRETY.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

Dated:           5-13-05                 /s/ Charles L. Korbell, Jr.
       -----------------------------     ------------------------------
                                             CHARLES L. KORBELL, JR.

                                       HONEYWELL INTERNATIONAL INC.

Dated:           5/17/05               By: /s/ Tom Weidenkopf
       -----------------------------       -----------------------------
                                           TOM WEIDENKOPF
                                           SENIOR VICE PRESIDENT
                                           HUMAN RESOURCES AND COMMUNICATIONS

                                       CLARKE AMERICAN CHECKS INC.

Dated:           5/18/05               By: /s/ Charles Dawson
       -----------------------------       -----------------------------
                                            CHARLES DAWSON
                                            PRESIDENT AND CEO

                                       SECURITY PRINTING, INC.

Dated:           5/16/05               By:  /s/ Larry Kittelberger
       -----------------------------        ----------------------------
                                            LARRY KITTELBERGER
                                            PRESIDENT AND CEO

                                     Page 9

                                    EXHIBIT A

                AGREEMENT RELATING TO HONEYWELL'S TRADE SECRETS,
                    PROPRIETARY AND CONFIDENTIAL INFORMATION

IN CONSIDERATION OF THE RECEIPT OF MY SEVERANCE PAY, I UNDERSTAND AND AGREE
THAT:

1.    RECORDS OF INVENTIONS. I have kept complete and current written records of all Inventions I Made during the period of time I was employed by Honeywell and promptly disclosed all such Inventions in writing to Honeywell for the purpose of adequately determining Honeywell's rights in each such Invention. I will supplement any such disclosures to the extent Honeywell may request that I do
so. If I have any doubt as to whether or not to disclose an Invention to
Honeywell, I will disclose it.

2.    DISCLOSURE OF INVENTIONS AFTER TERMINATION. I will promptly and completely disclose in writing to Honeywell's Law Department all Inventions that I Make during the one year immediately following the end of my employment by Honeywell which relate either to my work assignment at Honeywell or to Honeywell's Trade
Secrets, Proprietary and Confidential Information for the purpose of determining
Honeywell's rights in each such Invention. I will not file any patent application relating to any such Invention without the prior written consent of
Honeywell's Law Department. If I do not prove that I Made the Invention entirely after leaving Honeywell's employment, the Invention is presumed to have been
Made during the period of time I was employed by Honeywell. I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting
Honeywell's interests in Honeywell's Trade Secrets, Proprietary and Confidential
Information and in Inventions to which it is rightfully entitled.

3.    OWNERSHIP OF INVENTIONS. Each and every Invention I Made during the period of time I was employed by Honeywell (a) which relates directly to the business of Honeywell or to Honeywell's actual or demonstrably anticipated research or development, or (b) which resulted from any work I performed for Honeywell is the sole and exclusive property of Honeywell and I agree to assign and hereby assign my entire right, title and interest in each such Invention to Honeywell.
Each Invention I Made during the period of time I was employed by Honeywell for which no equipment, supplies, facility or trade secret information of Honeywell was used and which was developed entirely on my own time is my property, unless
(a) the Invention relates directly to the business of Honeywell or to
Honeywell's actual or demonstrably anticipated research or development, or (b)
the Invention results from any work performed by me for Honeywell. If I assert any property right in an Invention I Made during the period of time I was employed by Honeywell, I will promptly notify Honeywell's Law Department in writing.

4.    COOPERATION WITH HONEYWELL. I will assist and fully cooperate with
Honeywell in obtaining, maintaining, and asserting the fullest measure of legal protection, which Honeywell elects to obtain, maintain or assert for Inventions in which it has a property right. I will also assist and fully cooperate with
Honeywell in defending Honeywell against claims of violation of the intellectual property rights of others. I will be paid my reasonable expenses in assisting, and cooperating with, Honeywell. I will execute any lawful document Honeywell requests me to

                                     Page 10

execute relating to obtaining, maintaining or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony. In the event that
Honeywell is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, I hereby irrevocably designate and appoint Honeywell and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

5.    PREEMPLOYMENT INVENTIONS. On Schedule A, which is an integral part of this
Exhibit A, I have completely identified (without disclosing any trade secret, proprietary or other confidential information) every Invention I Made before my employment by Honeywell in which I have any ownership interest and which is not now the subject master of an issued patent or a printed publication. If I become aware of any projected or actual use of any such Invention by Honeywell, I will promptly notify Honeywell in writing of said use. Except as to the Inventions listed on Schedule A or those which are now the subject matter of an issued patent or a printed publication, I will not assert any rights against Honeywell with respect to any Invention Made before my employment by Honeywell.

6.    HONEYWELL'S TRADE SECRETS, PROPRIETARY AND CONFIDENTIAL INFORMATION. I
will never, directly or indirectly, use Honeywell's Trade Secrets, Proprietary and Confidential Information (as hereinafter defined) except in furthering
Honeywell's business nor will I disclose or disseminate Honeywell's Trade
Secrets, Proprietary and Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of Honeywell without the prior written consent of Honeywell's Law Department unless the specific item of Honeywell's Trade Secrets, Proprietary and Confidential Information: (a) is
now in, or hereafter becomes (through no breach of these covenants) general public knowledge, or (b) prior to my disclosure, dissemination or use, was lawfully acquired by me without any obligation to retain the information in confidence. In this connection, I will not publish any of Honeywell's Trade
Secrets, Proprietary and Confidential Information for dissemination outside
Honeywell or file any patent application relating to any Invention I Make during the period of time I was employed by Honeywell without the prior written approval of Honeywell's Law Department. I will execute any agreement relating to the protection of Honeywell's Trade Secrets, Proprietary and Confidential
Information or such information of any third party whose intellectual property
Honeywell is under a legal obligation to protect if Honeywell requests that I do
so. I will not engage without the prior written consent of Honeywell's Law
Department, either during the period of time I was employed by Honeywell or for a period of two years after that employment, in any activity or employment in the faithful performance of which it could be reasonably anticipated that I would use or disclose Honeywell's Trade Secrets, Proprietary and Confidential
Information. All documents and tangible things embodying or containing
Honeywell's Trade Secrets, Proprietary and Confidential Information are
Honeywell's exclusive property. I had access to them solely for the performance of my duties during my employment with Honeywell. I will protect the confidentiality of their content and comply with all security policies and

                                     Page 11

execute relating to obtaining, maintaining or asserting legal protection for any said Invention or procedures that may, from time to time, have been established by Honeywell. I have returned all of them, along with all copies, facsimiles and specimens of them and any other tangible forms of Honeywell's Trade Secrets,
Proprietary and Confidential Information in my possession, custody or control to
Honeywell before leaving the employment of Honeywell.

I understand that I have the right to use or practice any skill or expertise generally associated with my employment but not special or unique to Honeywell, but I do not have the right to use, practice or disclose Honeywell's Trade
Secrets, Proprietary and Confidential information for my own benefit or for the benefit of any third party.

7.    TRADE SECRETS, PROPRIETARY OR CONFIDENTIAL INFORMATION FROM PREVIOUS
EMPLOYMENT. I certify that I have not disclosed or used, during my employment by
Honeywell, any trade secrets, proprietary or confidential information that I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by Honeywell. I understand that Honeywell has no interest in, and will not accept disclosure by me of, any confidential information that belongs to a third party.

8.    NON-SOLICITATION OF HONEYWELL EMPLOYEES. I acknowledge that Honeywell has invested significant time and money to recruit and retain its employees.
Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell employees, their respective talents and areas of expertise, I agree that for a period of two (2) years following my termination of employment from Honeywell for any reason, I will not, directly or indirectly, (i) cause any individual previously employed by Honeywell to be employed by any person or entity other than Honeywell unless such individual has not been employed by Honeywell for at least 12 months, (ii) participate in any manner in the employment of any such individual by any person or entity other than Honeywell unless such individual has not been employed by Honeywell for at least 12 months, or (iii) in any way induce or attempt to induce such individual to leave the employment of Honeywell.

9.    NON-SOLICITATION OF HONEYWELL CUSTOMERS. I acknowledge that Honeywell has invested significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell customers and their requirements, I agree that, for a period of two years following my termination of employment from Honeywell for any reason, I will not solicit or attempt to solicit, directly or indirectly, for my own account or for others, any existing clients or customers of Honeywell with whom I had contact or of whom I became aware while employed by Honeywell during the two year period prior to my termination, or any prospective clients or customers of Honeywell with whom I had contact and with whom Honeywell took significant steps to do business during the two year period prior to my termination, for the purpose of inducing such clients or customers to cease doing business with Honeywell or to purchase, lease or utilize products or services which are competitive with, are similar to, or which may be used as substitutes for any products or services offered by Honeywell.

10.   NOTICE TO FUTURE EMPLOYERS. For the period of two years immediately following the end of my employment by Honeywell, I will inform each new employer, prior to accepting employment, of the existence of this Exhibit A and provide that employer with a copy of it.

                                     Page 12

Honeywell has the right to inform any future employer of the existence of this
Exhibit A and to provide any future employers with a copy of it.

11.   COPYRIGHT. As to all works prepared by me which were: (i) within the scope of my employment; or (ii) based upon information I acquired from Honeywell which is not normally made available to the public; or (iii) commissioned by
Honeywell, but not within my scope of employment, I hereby agree to:

      (a)   submit to Honeywell's Law Department for approval prior to publication or oral dissemination;

      (b)   assign all right, title and interest in and to the copyright in all such works to Honeywell; and

      (c)   waive any claim of moral rights, author's rights, droit moral, or any equivalent rights to the extent necessary or permitted by law.

I hereby release and allow Honeywell to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of me made in the course of my employment.

12.   IDENTITY OF FUTURE EMPLOYER. Upon termination of employment, whether termination be voluntary or involuntary, if reasonably requested by Honeywell, I shall advise Honeywell of the name and address of my intended future employer.

13.   SUCCESSORS; BINDING AGREEMENT. This Exhibit A binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of
Honeywell and its successors and assigns. Only a written amendment executed by both Honeywell and myself can modify this Exhibit A.

14.   SURVIVAL OF COVENANTS. These obligations will continue after, and survive, the end of my employment by Honeywell.

15.   REMEDIES. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Exhibit A would be inadequate and therefore agree that Honeywell shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach. In the event a court determines that I have breached or threatened to breach the covenants in this Exhibit A, I agree to reimburse Honeywell for all attorneys' fees and costs incurred in enforcing the terms hereof. Nothing contained herein shall be construed as prohibiting Honeywell from pursuing any other remedies available for any such breach or threatened breach against me or my then-current employer which may include, but shall not be limited to, contract damages, lost profits and punitive damages.

16.   VALIDITY. It is the desire and intent of the parties hereto that the provisions of this Exhibit A shall be enforced to the fullest extent permissible. Accordingly, if any particular provision of this Exhibit A shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision, with such modification or deletion to apply only with respect to the operation of

                                     Page 13

such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this
Exhibit A shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Exhibit
A shall remain in full force and effect.

17.   GOVERNING LAW. The terms of this Exhibit A shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

18.   DESCRIPTIVE HEADINGS. The headings and captions in this Exhibit A are inserted for convenience only and shall not in any way affect the meaning or construction of its terms.

19.   DEFINITIONS.

      (a)   "Honeywell" collectively identifies Honeywell International Inc. (a
            Delaware corporation having a place of business at Columbia Road and
            Park Avenue, Morris Township, Morris County, New Jersey), its
            predecessors, successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and business units, including businesses acquired by the purchase of assets or stock, merger or otherwise.

      (b)   "Trade Secrets, Proprietary and Confidential Information" means information which is not generally known in the industries in which
            Honeywell is engaged, which may be disclosed to me or which I may learn, observe, discover or otherwise acquire during, or as a result of, my employment by Honeywell, and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, customer lists, customer usages or requirements, or supplier information, which is owned or licensed by Honeywell or held by Honeywell in confidence.

      (c)   "Invention" includes not only inventions (whether or not
            patentable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works), whether or not any of the foregoing constitutes trade secret or other confidential information.

      (d)   "Make" or "Made", when used in relation to Inventions, includes any one or any combination of (i) conception, (ii) reduction to practice or (iii) development of an Invention, and is applicable without regard to whether the individual is a sole or joint inventor.

                                     Page 14

                                   SCHEDULE A

INVENTIONS I MADE BEFORE THE TERM OF MY EMPLOYMENT BY HONEYWELL IN WHICH I HAVE
AN OWNERSHIP INTEREST WHICH ARE NOT THE SUBJECT MATTER OF ISSUED PATENTS OR
PRINTED PUBLICATIONS:

(If there are none, please enter the word "NONE")

NOTE: Please describe each such Invention without disclosing confidential information.

  NONE
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[Attach additional sheets if more space is needed.]

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